             CORPORATE OWNED VARIABLE UNIVERSAL LIFE INSURANCE III ILLUSTRATION SAMPLE CALCULATION FOR POLICIES WITH AN ISSUE DATE BEFORE
                                   01/01/2009

ILLUSTRATED INSURED

Male, Age 46, NS, Guaranteed Issue
Initial Total Death Benefit: $412,950
Initial Base Death Benefit: $412,950
Initial Term Death Benefit: $ 0
$18,502.00 paid annually for 7 years on the policy anniversary.
Hypothetical Gross Annual Investment Return: 10.00%
Current Cost of Insurance Rates

CONTRACT VALUE

Contract Value = (Beginning Contract Value + Net Premium - Monthly Deduction) x (Net Investment Factor)

DERIVATION OF NET RATE OF RETURN FROM GROSS RATE OF RETURN IN POLICY YEAR 5 Net Rate of Return = 8.72% = 10.00% - 0.20% - 1.08%

Mortality and Expense Risk Charge = 0.20% in policy year 5

Assumed Asset Charges = 1.08%

Asset charges reflected in the illustrations assume that contract value is allocated equally among all investment options and is an arithmetic average of investment advisory fees and other expenses charged by each of the available funds during the most recent calendar year. The assumed asset charges used do not reflect any expense reimbursement or fee waiver arrangements that may be in effect, as shown in the policy prospectus summary.

DERIVATION OF NET PREMIUM FROM GROSS PREMIUM

Net Premium = Gross Premium - Sales Expense Charge

For Policy Year 5:

Sales Expense Charge = 8.00% of the lesser of Paid Premium or Target Premium, plus 4.50% of the excess, if any, of Paid Premium over Target Premium.

The Sales Expense Charges include a State Premium Tax Charge of 2.25% of all premiums and a Federal Deferred Acquisition Cost Charge of 1.25% of all premiums.

Target Premium = (Initial Base Death Benefit) x Target Premium Rate Per 1,000 Target Premium = (Initial Base Death Benefit) x 0.044804 = 412,950 x (0.044804) = $18,502.

Sales Expense Charge = 8.00% x (18,502.00) + 4.50% x maximum [0; (18,502.00 -
18,502.00)]= $1,480.16

Net Premium = $18,502.00 - $1,480.16 = $17,021.84

HOW THE PERIODIC DEDUCTION FOR COST OF INSURANCE AND OTHER MONTHLY DEDUCTIONS ARE MADE

For Policy Year 5, Month 1:

Monthly Deduction = Monthly Sales Expense Charge + Policy Administrative Expense Charge + COI Deduction
Monthly Sales Expense Charge =
(Initial Base Death Benefit x $0.10/1,000) + (Initial Term Death Benefit x $0.01/1,000)
Initial Term Death Benefit = Initial Total Death Benefit - Initial Base Death Benefit
Monthly Sales Expense Charge = $41.3
Policy Administrative Expense Charge = $5.00 per month

Monthly COI Deduction = (Net Amount at Risk) x Monthly COI Rate per Thousand / 1,000

             CORPORATE OWNED VARIABLE UNIVERSAL LIFE INSURANCE III ILLUSTRATION SAMPLE CALCULATION FOR POLICIES WITH AN ISSUE DATE BEFORE
                                   01/01/2009

Net Amount at Risk = (Death Benefit / Death Benefit Discount Factor - Contract Value)

Net Amount at Risk = (412,950/1.0032737 ) - 95,347.07 = 316,255.47

The contract value used to determine the net amount at risk is after applying any premium and after deducting the Monthly Sales Expense Charge and the Policy Administrative Expense Charge.

Monthly COI Deduction = ($316,255.47) x (0.1803/1,000) = $57.02

Monthly Deduction = $41.29 + $5.00 + $57.02 = $103.31

Contract Value after Monthly Deduction = Beginning Contract Value + Net Premium
- Monthly Deduction

= $78,371.52 + $17,021.84 - $103.31 = $95,290.05

HOW INVESTMENT EARNINGS ARE DETERMINED

We determine the Net Investment Factor for any Valuation Period using the following equation:

(a / b) - c

where a is:

1. the net asset value per share of the Fund held in the Investment Option as of the Valuation Date plus

2. the per-share amount of any dividend or capital gain distribution on shares of the Fund held by the Investment Option if the ex-dividend date occurs in the Valuation Period just ended plus or minus

3. a per-share charge or credit, as we may determine on the Valuation Date for tax reserves and

b is:

1. the net asset value per share of the Fund held in the Investment Option as of the last prior Valuation Date plus or minus

2.the per-share or per-unit charge or credit for tax reserves as of the end of the last prior Valuation Date and

c is the applicable Investment Option deduction for the Valuation Period.

The Accumulation Unit Value may increase or decrease. The number of Accumulation Units credited to your Policy will not change as a result of the Investment Option's investment experience. The Separate Account will redeem Fund shares at their net asset value, to the extent necessary to make payments under the Policy.

In the illustrations, a hypothetical monthly net investment factor is determined that is equivalent to a 8.72% net annual effective rate of return.

Hypothetical Monthly Net Investment Factor = (1 + 0.0872) ## (1/12) = 1.00699146

This hypothetical monthly net investment factor is applied to the contract value after monthly deduction to determine the end of month contract value.

For Policy Year 5, Month 1:

End of Month Contract Value = $95,290.05 x 1.00699146 = $95,956.28

Monthly Investment Earnings = End of Month Contract Value - Contract Value after Monthly Deduction

DETERMINATION OF END OF YEAR CONTRACT VALUE

Each month, the monthly deduction amount is deducted from the contract value and the monthly investment earnings are added to the contract value. The end of month twelve contract value is the end of year contract value. Please see below:

             CORPORATE OWNED VARIABLE UNIVERSAL LIFE INSURANCE III ILLUSTRATION SAMPLE CALCULATION FOR POLICIES WITH AN ISSUE DATE BEFORE
                                   01/01/2009

                                             MONTHLY    POLICY                           END OF
                                    SALES     SALES     ADMIN.                            MONTH
POLICY   POLICY                    EXPENSE   EXPENSE   EXPENSE     COI    INVESTMENT    CONTRACT
 YEAR     MONTH   GROSS PREMIUM    CHARGE     CHARGE    CHARGE   CHARGE    EARNINGS       VALUE
------   ------   -------------   --------   -------   -------   ------   ----------   ----------
   4       12                                                                           78,371.52
   5        1       18,502.00     1,480.16    41.29      5.00     57.03     680.91      95,970.95
   5        2                                 41.29      5.00     56.92     685.04      96,552.78
   5        3                                 41.29      5.00     56.82     689.20      97,138.87
   5        4                                 41.29      5.00     56.71     693.39      97,729.26
   5        5                                 41.29      5.00     56.61     697.61      98,323.97
   5        6                                 41.29      5.00     56.50     701.86      98,923.04
   5        7                                 41.29      5.00     56.39     706.14      99,526.50
   5        8                                 41.29      5.00     56.28     710.45     100,134.38
   5        9                                 41.29      5.00     56.17     714.80     100,746.72
   5       10                                 41.29      5.00     56.06     719.17     101,363.54
   5       11                                 41.29      5.00     55.95     723.58     101,984.88
   5       12                                 41.29      5.00     55.84     728.02     102,610.77

End of Year 5 Contract Value = $102,610.77

HOW CHARGES ARE DEDUCTED FROM THE INVESTMENT OPTIONS AND THE FIXED ACCOUNT

We deduct certain charges from each Premium Payment you make before we allocate that Premium Payment (Net Premium Payment) among the Investment Options and the Fixed Account. The policy owner chooses the allocation of the net premium among the Investment Options and the Fixed Account.

The monthly deduction amount is deducted pro rata from each of the Investment Option's values attributable to the Policy and the Fixed Account.

We deduct a daily charge for mortality and expense risks from the assets in the Investment Options.

Fund charges are not direct charges under the Policy. When you allocate money to the Investment Options, the Separate Account purchases shares of the corresponding Funds at net asset value. The net asset value reflects investment advisory fees and other expenses already deducted from the Funds.

HOW THE CALCULATIONS VARY FOR OTHER CONTRACT YEARS

Sales Expense Charge: The charges vary by policy year. See the prospectus for a table of these charges. Monthly Sales Expense Charge: This charge applies for the first 20 policy years only. A monthly sales expense charge also applies for the first 20 policy years following an increase in stated amount.

COI Charge: The COI rates vary by issue age and policy year. The net amount at risk varies as the contract value varies.

Mortality and Expense Risk Charge: The Mortality and Expense Risk Charge is 20bp for policy year 1-25 followed by 5 bp in policy years 26 and later.

All of the charges above are current charges. They may be changed in the future but may not exceed the guarantees.

              CORPORATE OWNED VARIABLE UNIVERSAL LIFE INSURANCE III ILLUSTRATION SAMPLE CALCULATION FOR POLICIES WITH AN ISSUE DATE ON OR AFTER
                                   01/01/2009

ILLUSTRATED INSURED

Male, Age 46, NS, Guaranteed Issue
Initial Total Death Benefit: $467,476
Initial Base Death Benefit: $467,476
Initial Term Death Benefit: $ 0
$18,502.00 paid annually for 7 years on the policy anniversary.
Hypothetical Gross Annual Investment Return: 10.00%
Current Cost of Insurance Rates

CONTRACT VALUE

Contract Value = (Beginning Contract Value + Net Premium - Monthly Deduction) x (Net Investment Factor)

DERIVATION OF NET RATE OF RETURN FROM GROSS RATE OF RETURN IN POLICY YEAR 5

Net Rate of Return = 8.72% = 10.00% - 0.20% - 1.08%

Mortality and Expense Risk Charge = 0.20% in policy year 5

Assumed Asset Charges = 1.08%

Asset charges reflected in the illustrations assume that contract value is allocated equally among all investment options and is an arithmetic average of investment advisory fees and other expenses charged by each of the available funds during the most recent calendar year. The assumed asset charges used do not reflect any expense reimbursement or fee waiver arrangements that may be in effect, as shown in the policy prospectus summary.

DERIVATION OF NET PREMIUM FROM GROSS PREMIUM

Net Premium = Gross Premium - Sales Expense Charge

For Policy Year 5:

Sales Expense Charge = 8.00% of the lesser of Paid Premium or Target Premium, plus 4.50% of the excess, if any, of Paid Premium over Target Premium.

The Sales Expense Charges include a State Premium Tax Charge of 2.25% of all premiums and a Federal Deferred Acquisition Cost Charge of 1.25% of all premiums.

Target Premium = (Initial Base Death Benefit) x Target Premium Rate Per 1,000 Target Premium = (Initial Base Death Benefit) x 0.039579 = 467,476 x (0.039579) = $18,502.

Sales Expense Charge = 8.00% x (18,502.00) + 4.50% x maximum [0; (18,502.00 -
18,502.00) ]= $1,480.16

Net Premium = $18,502.00 - $1,480.16 = $17,021.84

HOW THE PERIODIC DEDUCTION FOR COST OF INSURANCE AND OTHER MONTHLY DEDUCTIONS ARE MADE

For Policy Year 5, Month 1:

Monthly Deduction = Monthly Sales Expense Charge + Policy Administrative Expense Charge + COI Deduction
Monthly Sales Expense Charge =
(Initial Base Death Benefit x $0.10/1,000) + (Initial Term Death Benefit x $0.01/1,000)
Initial Term Death Benefit = Initial Total Death Benefit - Initial Base Death Benefit
Monthly Sales Expense Charge = $46.75
Policy Administrative Expense Charge = $5.00 per month

Monthly COI Deduction = (Net Amount at Risk) x Monthly COI Rate per Thousand / 1,000

              CORPORATE OWNED VARIABLE UNIVERSAL LIFE INSURANCE III ILLUSTRATION SAMPLE CALCULATION FOR POLICIES WITH AN ISSUE DATE ON OR AFTER
                                   01/01/2009

Net Amount at Risk = (Death Benefit / Death Benefit Discount Factor - Contract Value)
Net Amount at Risk = (467,476/1.0032737 ) - 94,626.37 = 371,324.25

The contract value used to determine the net amount at risk is after applying any premium and after deducting the Monthly Sales Expense Charge and the Policy Administrative Expense Charge.

Monthly COI Deduction = ($371,324.25) x (0.1803/1,000) = $66.95

Monthly Deduction = $46.75 + $5.00 + $66.95 = $118.70

Contract Value after Monthly Deduction = Beginning Contract Value + Net Premium
- Monthly Deduction

= $77,656.28 + $17,021.84 - $118.70 = $94,559.42

HOW INVESTMENT EARNINGS ARE DETERMINED

We determine the Net Investment Factor for any Valuation Period using the following equation:

(a / b) - c

where a is:

1. the net asset value per share of the Fund held in the Investment Option as of the Valuation Date plus

2. the per-share amount of any dividend or capital gain distribution on shares of the Fund held by the Investment Option if the ex-dividend date occurs in the Valuation Period just ended plus or minus

3. a per-share charge or credit, as we may determine on the Valuation Date for tax reserves and

b is:

1. the net asset value per share of the Fund held in the Investment Option as of the last prior Valuation Date plus or minus

2.the per-share or per-unit charge or credit for tax reserves as of the end of the last prior Valuation Date and

c is the applicable Investment Option deduction for the Valuation Period.

The Accumulation Unit Value may increase or decrease. The number of Accumulation Units credited to your Policy will not change as a result of the Investment Option's investment experience. The Separate Account will redeem Fund shares at their net asset value, to the extent necessary to make payments under the Policy.

In the illustrations, a hypothetical monthly net investment factor is determined that is equivalent to a 8.72% net annual effective rate of return.

Hypothetical Monthly Net Investment Factor = (1 + 0.0872) ## (1/12) = 1.00699146

This hypothetical monthly net investment factor is applied to the contract value after monthly deduction to determine the end of month contract value.

For Policy Year 5, Month 1:

End of Month Contract Value = $94,559.42 x 1.00699146 = $95,220.54

Monthly Investment Earnings = End of Month Contract Value - Contract Value after Monthly Deduction

DETERMINATION OF END OF YEAR CONTRACT VALUE

Each month, the monthly deduction amount is deducted from the contract value and the monthly investment earnings are added to the contract value. The end of month twelve contract value is the end of year contract value. Please see below:

              CORPORATE OWNED VARIABLE UNIVERSAL LIFE INSURANCE III ILLUSTRATION SAMPLE CALCULATION FOR POLICIES WITH AN ISSUE DATE ON OR AFTER
                                   01/01/2009

                                             MONTHLY    POLICY                           END OF
                                    SALES     SALES     ADMIN.                            MONTH
POLICY   POLICY                    EXPENSE   EXPENSE   EXPENSE     COI    INVESTMENT    CONTRACT
 YEAR     MONTH   GROSS PREMIUM    CHARGE     CHARGE    CHARGE   CHARGE    EARNINGS       VALUE
------   ------   -------------   --------   -------   -------   ------   ----------   ----------
   4       12                                                                           77,656.28
   5        1        18,502.00    1,480.16     46.75     5.00     66.96     675.69      95,235.10
   5        2                                  46.75     5.00     66.86     679.67      95,796.16
   5        3                                  46.75     5.00     66.76     683.68      96,361.33
   5        4                                  46.75     5.00     66.65     687.72      96,930.65
   5        5                                  46.75     5.00     66.55     691.79      97,504.14
   5        6                                  46.75     5.00     66.45     695.89      98,081.83
   5        7                                  46.75     5.00     66.34     700.02      98,663.76
   5        8                                  46.75     5.00     66.24     704.18      99,249.95
   5        9                                  46.75     5.00     66.13     708.37      99,840.44
   5       10                                  46.75     5.00     66.03     712.59     100,435.25
   5       11                                  46.75     5.00     65.92     716.84     101,034.42
   5       12                                  46.75     5.00     65.81     721.12     101,637.98

End of Year 5 Contract Value = $101,637.98

HOW CHARGES ARE DEDUCTED FROM THE INVESTMENT OPTIONS AND THE FIXED ACCOUNT

We deduct certain charges from each Premium Payment you make before we allocate that Premium Payment (Net Premium Payment) among the Investment Options and the Fixed Account. The policy owner chooses the allocation of the net premium among the Investment Options and the Fixed Account.

The monthly deduction amount is deducted pro rata from each of the Investment Option's values attributable to the Policy and the Fixed Account.

We deduct a daily charge for mortality and expense risks from the assets in the Investment Options.

Fund charges are not direct charges under the Policy. When you allocate money to the Investment Options, the Separate Account purchases shares of the corresponding Funds at net asset value. The net asset value reflects investment advisory fees and other expenses already deducted from the Funds.

HOW THE CALCULATIONS VARY FOR OTHER CONTRACT YEARS

Sales Expense Charge: The charges vary by policy year. See the prospectus for a table of these charges. Monthly Sales Expense Charge: This charge applies for the first 20 policy years only. A monthly sales expense charge also applies for the first 20 policy years following an increase in stated amount.

COI Charge: The COI rates vary by issue age and policy year. The net amount at risk varies as the contract value varies.

Mortality and Expense Risk Charge: The Mortality and Expense Risk Charge is 20bp for policy year 1-25 followed by 5 bp in policy years 26 and later.

All of the charges above are current charges. They may be changed in the future but may not exceed the guarantees.